Exhibit 23.2

Tel: 604 688 5421 Fax: 604 688 5132 www.bdo.ca	BDO Canada LLP 600 Cathedral Place 925 West Georgia Street Vancouver BC V6C 3L2 Canada

Consent of Independent Registered Public Accounting Firm

Helius Medical Technologies, Inc.

Newtown, Pennsylvania

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, which includes an explanatory paragraph regarding Helius Medical Technologies, Inc.’s ability to continue as a going concern, dated June 27, 2016 on our audits of the consolidated financial statements of Helius Medical Technologies, Inc. as of March 31, 2016 and 2015 and for the years then ended which report is appearing in Helius Medical Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO Canada LLP

Vancouver, British Columbia

May 18, 2017

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.